QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

SUBSIDIARIES OF ABBOTT LABORATORIES

        The following is a list of subsidiaries of Abbott Laboratories. Abbott Laboratories is not a subsidiary of any other corporation. Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories' subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiaries	Incorporation
Abbott Administration Inc.	Delaware
Abbott Bioresearch Center, Inc.	Delaware
Abbott Cardiovascular, Inc.	Delaware
Abbott Cardiovascular Systems Inc.	California
Abbott Diabetes Care Inc.	Delaware
Abbott Diabetes Care Sales Corporation	Delaware
Abbott Equity Investments LLC	Delaware
Abbott Exchange Inc.	Delaware
Abbott Health Products, Inc.	Delaware
Abbott Home Infusion Services of New York, Inc.	New York
Abbott International LLC	Delaware
Abbott Investment Holdings Corporation	Delaware
Abbott Laboratories Inc.	Delaware
Abbott Laboratories International Co.	Illinois
Abbott Laboratories Pacific Ltd.	Illinois
Abbott Laboratories (Puerto Rico) Incorporated	Puerto Rico
Abbott Laboratories Purchasing Company, LLC	Delaware
Abbott Laboratories Residential Development Fund, Inc.	Illinois
Abbott Laboratories Services Corp.	Illinois
Abbott Management Corporation	Delaware
Abbott Molecular Inc.	Delaware
Abbott Personnel Inc.	Delaware
Abbott Pharmaceutical Corporation	Delaware
Abbott Point of Care Inc.	Delaware
Abbott Resources Inc.	Delaware
Abbott Resources International Inc.	Delaware
Abbott Spine Inc.	Delaware
Abbott Trading Company, Inc.	Virgin Islands
Abbott Universal LLC	Delaware
Abbott Vascular Inc.	Delaware

Abbott Vascular Solutions Inc.	Indiana
Aeropharm Technology, LLC	Delaware
Aspen Acquisition I, Inc.	Delaware
AVI Corp.	Delaware
Bioabsorbable Vascular Solutions, Inc.	Delaware
BioDisplay Technologies, Inc.	Illinois
CG Nutritionals, Inc.	Delaware
CMM Transportation, Inc.	Delaware
Gene-Trak, Inc.	Delaware
Gene-Trak Systems Industrial Diagnostics Corp.	Delaware
IEP Pharmaceutical Devices, LLC	Delaware
i-STAT Europe, Inc.	Delaware
IMTC Technologies, Inc.	Delaware
Integrated Vascular Systems, Inc.	Delaware
IVD Instruments, LLC	Delaware
Knoll Pharmaceutical Company	New Jersey
Kos Life Sciences LLC	Delaware
Kos Pharmaceuticals, Inc.	Florida
Murex Diagnostics, Inc.	Delaware
Natural Supplement Association, Incorporated	Colorado
North Shore Properties, Inc.	Delaware
Pegasus One LLC	Delaware
PDD, LLC	Delaware
PDD II, LLC	Delaware
S&G Nutritionals Inc.	Delaware
Solartek Products, Inc.	Delaware
Spine Next America Corp.	Delaware
Swan-Myers, Incorporated	Indiana
TAP Finance Inc.	Delaware 50%*
TAP Pharmaceuticals Inc.	Delaware 50%**
TAP Pharmaceutical Products Inc.	Delaware 50%
Tobal Products Incorporated	Illinois
Vectoris Corporation	California

Woodside Biomedical, Inc.	Delaware
X Technologies Inc.	Delaware
ZonePerfect Nutrition Company	Delaware

*
TAP Finance Inc. is a wholly-owned subsidiary of TAP Pharmaceutical Products Inc.

**
TAP Pharmaceuticals Inc. is a wholly-owned subsidiary of TAP Pharmaceutical Products Inc.

International Subsidiaries	Country in which Organized
Abbott Laboratories Argentina, S.A.	Argentina
Murex Argentina S.A.	Argentina 65%
Abbott Australasia Pty. Limited	Australia
EAS Australia Pty Ltd	Australia
Abbott Gesellschaft m.b.H.	Austria
Abbott Bahamas Overseas Businesses Corporation	Bahamas
Abbott Hospitals Limited	Bahamas
Abbott Laboratories (Bangladesh) Ltd.	Bangladesh 85%
Murex Diagnostics International, Inc.	Barbados
Abbott Belgian Pension Fund A.S.B.L.	Belgium
Abbott Belgian Investments SPRL	Belgium
Abbott S.A.	Belgium
Abbott Vascular International BVBA	Belgium
Abbott Ireland	Bermuda
Abbott Biotechnology Ltd.	Bermuda
Abbott Pharmaceuticals PR Ltd.	Bermuda
Abbott Diagnostics International, Ltd.	Bermuda
Abbott Strategic Opportunities Limited	Bermuda
Abbott Laboratorios do Brasil Ltda.	Brazil
Abbott (Cambodia) LLC	Cambodia
Abbott Laboratories, Limited	Canada
Abbott Point of Care Canada Limited	Canada
Experimental and Applied Sciences Canada Inc.	Canada
International Murex Technologies Corporation	Canada
Toba Pharma Inc.	Canada
Abbott Laboratories de Chile Limitada	Chile
Abbott (Guangzhou) Nutritionals Co., Ltd.	China
Abbott Laboratories Trading (Shanghai) Co., Ltd.	China
Guidant International Trading (Shanghai) Co., Ltd.	China
Shanghai Abbott Pharmaceutical Co., Ltd.	China 75%
Abbott Laboratories de Colombia, S.A.	Colombia
Abbott Healthcare Costa Rica S.A.	Costa Rica
Abbott Laboratories d.o.o.	Croatia
Abbott Laboratories s.r.o.	Czech Republic
Abbott Laboratories A/S	Denmark

Abbott Laboratorios del Ecuador Cia. Ltda.	Ecuador
Abbott Limited Egypt LLC	Egypt
Abbott, S.A. de C.V.	El Salvador
Abbott OY	Finland
Abbott France Instruments S.A.S.	France
Abbott France S.A.S.	France
Abbott Spine S.A.	France
Vysis S.A.	France
Abbott Biotechnology Deutschland GmbH	Germany
Abbott Diagnostics GmbH	Germany
Abbott GmbH & Co. KG	Germany
Abbott Holding GmbH	Germany
Abbott Management GmbH	Germany
Abbott Vascular Deutschland GmbH	Germany
Abbott Vascular Instruments Deutschland GmbH	Germany
Heidelberg Innovation GmbH G	Germany
Heidelberg Innovation GmbH & Co. BioScience Venture KG	Germany
Abbott Laboratories (Hellas) S.A.	Greece
Abbott Grenada Limited	Grenada
Abbott Laboratorios, S.A.	Guatemala
Abbott Laboratories Limited	Hong Kong
Abbott Laboratories (Hungary) Health Products and Medical Equipment Trading and Servicing Limited Liability Company	Hungary
Abbott Healthcare Pvt. Ltd.	India
Abind Healthcare Private Limited	India
Abbott India Limited	India 65.14%
P. T. Abbott Indonesia	Indonesia 99.99%
Abbott Ireland Holdings Limited	Ireland
Abbott Ireland Limited	Ireland
Abbott Laboratories Vascular Enterprises Limited	Ireland
Abbott Laboratories, Ireland, Limited	Ireland
Abbott Mature Products International	Ireland
Abbott Mature Products Management	Ireland
Abbott Nutrition Limited	Ireland
Abbott Products	Ireland

Abbott Vascular Devices Ireland Limited	Ireland
BiodivYsio Limited	Ireland
Carotid International Systems Limited	Ireland
Mednova Limited	Ireland
Salviac Limited	Ireland
Abbott AIE s.r.l.	Italy
Abbott S.p.A.	Italy
Autonomous Employee Welfare Fund for Abbott S.p.A. Dirigenti	Italy
Knoll-Ravizza Farmaceutici S.p.A	Italy
Abbott West Indies Limited	Jamaica 51%
Consolidated Laboratories Limited	Jamaica
Abbott Japan Co., Ltd.	Japan
Abbott Vascular Japan Co., Ltd.	Japan
Tofuku Shoji K.K.	Japan
Abbott Korea Limited	Korea
Abbott Laboratories Baltics	Latvia
Abbott Middle East S.A.R.L.	Lebanon
Abbott Laboratories (Malaysia) Sdn. Bhd.	Malaysia
Abbott Laboratories de Mexico, S.A. de C.V.	Mexico
Abbott Laboratories (Mozambique), Limitada	Mozambique
Abbott B.V.	Netherlands
Abbott Biotechnology Netherlands B.V.	Netherlands
Abbott Holdings B.V.	Netherlands
Abbott Knoll Investments B.V.	Netherlands
Abbott Laboratories B.V.	Netherlands
Abbott Logistics B.V.	Netherlands
Abbott Nederland C.V.	Netherlands
Abbott Vascular Devices Holland B.V.	Netherlands
EAS International B.V.	Netherlands
IMTC Finance B.V.	Netherlands
IMTC Holdings B.V.	Netherlands
MediSense Europe B.V.	Netherlands
Abbott Laboratories (N.Z.) Limited	New Zealand
EAS Asia/Pacific Limited	New Zealand
Abbott Norge AS	Norway

Abbott Laboratories (Pakistan) Limited	Pakistan 77.9%
Abbott Laboratories, C.A.	Panama
Abbott Overseas, S.A.	Panama
Abbott Laboratorios S.A.	Peru
Knoll LLC	Puerto Rico
Abbott Laboratories (Philippines)	Philippines
Union-Madison Realty Company, Inc.	Philippines 40%
Abbott Laboratories Poland Sp.z.o.o.	Poland
Abbott Laboratorios, Limitada	Portugal
Abbottfarma—Promoção de Produtos Farmaceuticos, Limitada	Portugal
Knoll—Promoção de Produtos Farmaceuticos, Limitada	Portugal
MediSense—Promoção de Produtos Farmaceuticos, Limitada	Portugal
Premier—Promoção de Produtos Farmaceuticos, Limitada	Portugal
Abbott Laboratories (Singapore) Private Limited	Singapore
Abbott Manufacturing Singapore Private Limited	Singapore
Abbott Laboratories d.o.o.	Slovenia
Abbott Laboratories Slovakia s.r.o.	Slovenia
Abbott Laboratories South Africa (Proprietary) Limited	South Africa
Experimental & Applied Sciences (Pty) Ltd.	South Africa
Knoll Pharmaceuticals South Africa Pty. Ltd.	South Africa
Murex Biotech South Africa (Proprietary) Limited	South Africa
Murex Diagnostics South Africa (Proprietary) Limited South Africa	South Africa
Abbott Cientifica, S.A.	Spain
Abbott Laboratories, S.A.	Spain
Bioresearch España, S.A.	Spain
Liade S.A.	Spain
MediSense Europe B.V.	Spain
Abbott Scandinavia A.B.	Sweden
Abbott AG	Switzerland
Abbott Finance Company S.A.	Switzerland
Abbott Laboratories S.A.	Switzerland
Abbott Liestal AG	Switzerland
Knoll-Bioresearch S.A.	Switzerland
Abbott Fund Tanzania Limited	Tanzania
Abbott Laboratories Tanzania Limited	Tanzania

Abbott Laboratories Limited	Thailand
Abbott Laboratuarlari Ithalat Ihracat Ve Tecaret Limited Sirketi	Turkey
Abbott (UK) Finance Limited	United Kingdom
Abbott (UK) Holdings Limited	United Kingdom
Abbott Asia Holdings Limited	United Kingdom
Abbott Asia Investments	United Kingdon
Abbott Capital India Limited	United Kingdom
Abbott Diabetes Care Limited	United Kingdom
Abbott Equity Holdings Unlimited	United Kingdom
Abbott Investments Limited	United Kingdom
Abbott Laboratories Limited	United Kingdom
Abbott Laboratories Trustee Company Limited	United Kingdom
Abbott Vascular Devices (2) Limited	United Kingdom
Abbott Vascular Devices Limited	United Kingdom
Experimental and Applied Sciences UK Limited	United Kingdom
IMTC Holdings (U.K.) Limited	United Kingdom
Knoll UK Investments Unlimited	United Kingdom
Knoll Unlimited	United Kingdom
MediSense Britain Limited	United Kingdom
MediSense Contract Manufacturing Unlimited	United Kingdom
Murex Biotech (UK) Limited	United Kingdom
Murex Biotech Limited	United Kingdom
TheraSense UK Limited	United Kingdom
Vysis (UK) Limited	United Kingdom
i-STAT Limited	United Kingdom
Abbott Laboratories Uruguay S.A.	Uruguay
Abbott Laboratories, C.A.	Venezuela

QuickLinks

  Exhibit 21